UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 28, 2024

FIRSTSUN CAPITAL BANCORP
(Exact name of registrant as specified in its charter)

Delaware	333-258176	81-4552413
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
1400 16th Street, Suite 250
Denver, Colorado 80202
(Address of principal executive offices and zip code)

(303) 831-6704
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: none

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders
The 2024 annual meeting of stockholders of FirstSun Capital Bancorp, a Delaware corporation (the “Company”), was held on March 28, 2024 (the “Annual Meeting”). As of February 16, 2024, the record date of the Annual Meeting, 27,422,177 shares of the Company’s common stock were outstanding and entitled to vote at the Annual Meeting. A total of 23,948,377 shares of the Company’s common stock, constituting a quorum, were represented in person or by proxy at the Annual Meeting.
The Company’s stockholders voted on one proposal—the election of 3 Class I directors (term to expire at the 2027 annual meeting), one Class II director (term to expire at the 2025 annual meeting), and one Class III director (term to expire at the 2026 annual meeting), and until their successors are duly elected and qualified.
The stockholders elected each of the Class I, Class II, and Class III director nominees, and the result of the vote taken at the Annual Meeting was as follows:

Class I Director Nominees	Votes For	Withheld
Mollie H. Carter	23,938,009	10,368
Isabella Cunningham	23,929,905	18,472
Beverly O. Elving	23,937,589	10,788
Class II Director Nominee	Votes For	Withheld
Neal E. Arnold	23,936,965	11,412
Class III Director Nominee	Votes For	Withheld
Diane L. Merdian	23,624,206	324,171
There were no broker non-votes for each director on this proposal.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRSTSUN CAPITAL BANCORP

Date: April 1, 2024	By:	/s/ Robert A. Cafera, Jr.
	Name:	Robert A. Cafera, Jr.
	Title:	Chief Financial Officer